Exhibit 99.1
Bill.com Reports Fourth Quarter and Fiscal Year 2022 Financial Results
•Q4 Core Revenue Increased 151% Year-Over-Year
•Q4 Organic Core Revenue Increased 71% Year-Over-Year
•Q4 Transaction Fees Increased 201% Year-Over-Year
•Q4 Organic Transaction Fees Increased 90% Year-Over-Year
SAN JOSE, Calif. – August 18, 2022 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates financial operations for small and midsize businesses (SMBs), today announced financial results for the fourth quarter and fiscal year ended June 30, 2022.
“We delivered a strong fourth quarter to conclude fiscal 2022, serving 400,000 businesses and crossing $200 million in quarterly revenue,” said René Lacerte, Bill.com CEO and Founder. “Fiscal 2022 was a transformative year for Bill.com. We significantly expanded our platform’s solutions and extended our reach to serve customers ranging from sole proprietors to mid-market companies. We entered new strategic partnerships and began building a global customer base, serving businesses in more than 150 countries. With our platform, ecosystem, and scale, we are well positioned to help millions of businesses transform their financial operations.”
“We delivered strong Q4 financial results, with revenue, non-GAAP gross margin, and non-GAAP net loss per share all well ahead of our expectations,” said John Rettig, Bill.com CFO. “Looking ahead, we expect to deliver high revenue growth and to transition to being a non-GAAP profitable company in fiscal year 2023. We will continue to invest in our large market opportunity, while maintaining our rigorous operational discipline.”
Bill.com’s reported financial results for the fourth quarter and fiscal year 2022 include the results of Divvy and Invoice2go. Organic results exclude the impact of Divvy and Invoice2go.
Financial highlights for the fourth quarter of fiscal 2022:
•Total revenue was $200.2 million, an increase of 156% from the fourth quarter of fiscal 2021.
•Core revenue, which consists of subscription and transaction fees, was $194.8 million, an increase of 151% year-over-year. Organic core revenue was $114.9 million, up 71% year-over-year, and excluded Divvy and Invoice2go revenue of $79.9 million.
◦Subscription fees were $55.2 million, up 77% year-over-year. Organic subscription fees were $46.2 million, up 49% year-over-year, and excluded Divvy and Invoice2go fees of approximately $9.0 million.
◦Transaction fees were $139.6 million, up 201% year-over year. Organic transaction fees were $68.7 million, up 90% year-over-year, and excluded Divvy and Invoice2go fees of $70.9 million.
•Gross profit was $156.8 million, representing a 78.3% gross margin, compared to $58.0 million, or a 74.1% gross margin, in the fourth quarter of fiscal 2021. Non-GAAP gross profit was $168.5 million, representing a 84.2% non-GAAP gross margin, compared to $62.4 million, or a 79.7% non-GAAP gross margin in the fourth quarter of fiscal 2021.
•Loss from operations was $83.4 million, compared to a loss from operations of $70.7 million in the fourth quarter of fiscal 2021. Non-GAAP loss from operations was $3.2 million, compared to a non-GAAP loss from operations of $6.2 million in the fourth quarter of fiscal 2021.
•Net loss was $84.9 million, or ($0.81) per share, basic and diluted, compared to net loss of $41.9 million, or ($0.48) per share, basic and diluted, in the fourth quarter of fiscal 2021. Non-GAAP net loss was $3.3 million, or

($0.03) per share, basic and diluted, compared to non-GAAP net loss of $5.8 million, or ($0.07) per share, basic and diluted, in the fourth quarter of fiscal 2021.
Financial highlights for fiscal year 2022:
•Total revenue was $642.0 million, an increase of 169% from the prior fiscal year.
•Core revenue, which consists of subscription and transaction fees, was $633.4 million, an increase of 173% from the prior fiscal year. Organic core revenue was $391.7 million, up 77% year-over-year, and excluded Divvy and Invoice2go revenue of $241.7 million.
◦Subscription fees were $193.5 million, up 73% year-over-year. Organic subscription fees were $163.7 million, up 47% year-over-year, and excluded Divvy and Invoice2go fees of approximately $29.8 million.
◦Transaction fees were $439.9 million, up 265% year-over-year. Organic transaction fees were $228.0 million, up 107% year-over-year, and excluded Divvy and Invoice2go fees of $211.9 million.
•Gross profit was $497.0 million, representing a 77.4% gross margin, compared to $176.5 million, or a 74.1% gross margin, in the prior fiscal year. Non-GAAP gross profit was $542.1 million, representing a 84.4% non-GAAP gross margin, compared to $185.0 million, or a 77.6% non-GAAP gross margin in the prior fiscal year.
•Loss from operations was $316.8 million, compared to a loss from operations of $114.0 million in the prior fiscal year. Non-GAAP loss from operations was $14.7 million, compared to a non-GAAP loss from operations of $12.2 million in the prior fiscal year.
•Net loss was $326.4 million, or ($3.21) per share, basic and diluted, compared to net loss of $98.7 million, or ($1.19) per share, basic and diluted, in the prior fiscal year. Non-GAAP net loss was $24.3 million, or ($0.24) per share, basic and diluted, compared to non-GAAP net loss of $10.0 million, or ($0.12) per share, basic and diluted, in the prior fiscal year.
Business Highlights and Recent Developments
The metrics listed below identified as Bill.com exclude the results of Divvy and Invoice2go.
•Served 157,800 Bill.com customers as of the end of the fourth quarter. Also served 20,700 spending businesses that used Divvy and 221,600 subscribers that used Invoice2go.
•Processed $60.7 billion in total payment volume (TPV) for Bill.com customers in the fourth quarter, an increase of 46% year-over-year. Also processed $2.7 billion in card payment volume for Divvy.
•Processed 10.5 million transactions during the fourth quarter through the Bill.com platform, representing an increase of 28% year-over-year. In addition, processed 7.3 million Divvy card transactions.
•As of June 30, 2022, 4.7 million Bill.com network members have originated or received an electronic payment using our platform, an increase of 47% year-over-year compared to the 3.2 million network members we reported a year ago.
•Net dollar-based retention rate for Bill.com customers increased to 131% during fiscal 2022 compared to 124% during fiscal 2021 and 121% during fiscal 2020.
•Announced experienced SMB leaders Irana Wasti and Sofya Pogreb as Chief Product Officer and Chief Operating Officer, respectively.
•Added global financial services executive, Tina Chan Reich, to our board of directors.
•Announced Bora Chung, our Chief Experience Officer, will be retiring.

Financial Outlook
We are providing the following guidance for the fiscal first quarter ending September 30, 2022 and the full fiscal year ending June 30, 2023.

	Q1 FY23 Guidance	FY23 Guidance
Total revenue (millions)	$208.0 – $211.0	$955.5 – $973.5
Year-over-year total revenue growth	76% – 78%	49% – 52%
Non-GAAP net income (millions)	$5.5 – $8.0	$27.5 – $45.5
Non-GAAP net income per share	$0.05 – $0.07	$0.23 – $0.38
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Bill.com has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, Bill.com will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal fourth quarter and fiscal year 2022 results and our outlook for the fiscal first quarter ending September 30, 2022 and the fiscal year ending June 30, 2023. The live webcast and a replay of the webcast will be available at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About Bill.com
Bill.com (NYSE: BILL) is a leading provider of cloud-based software that simplifies, digitizes, and automates financial operations for SMBs. The company’s mission is to make it simple to connect and do business. Additional solutions include all-in-one expense management platform Divvy and mobile invoicing product Invoice2go. Hundreds of thousands of SMBs worldwide use Bill.com’s solutions to manage end-to-end financial workflows, process payments, and create connections to suppliers and clients, helping to manage cash inflows and outflows. Bill.com partners with leading U.S. financial institutions, accounting firms, and accounting software providers. Bill.com is headquartered in San Jose, CA. For more information visit www.bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP net loss, and non-GAAP net loss per share for the fiscal first quarter ending September 30, 2022 and full fiscal year ending June 30, 2023, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the coronavirus pandemic (COVID-19), variants thereof, and their impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and Invoice2go, our accounting for and internal controls related to Divvy and Invoice2go operating results, changes in staffing levels, macroeconomic factors, including interest rate, inflationary and recessionary environments, fluctuations in foreign exchange rates, instability and the global impact of the ongoing war in Ukraine, and other risks detailed in registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross profit and non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation and related payroll taxes, and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation and related payroll taxes, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net loss and non-GAAP net loss per share include stock-based compensation expense and related payroll taxes, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, amortization of debt discount (and accretion of debt premium) and issuance costs, gain on extinguishment of debt, and income tax effect associated with acquisition and non-GAAP adjustments. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.
Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs.
Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.
Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.
Amortization of debt discount (accretion of debt premium) and issuance costs. We exclude amortization of debt discount and issuance costs associated with our issuance of our convertible senior notes and accretion of debt premium associated with our credit agreements from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Gain on debt extinguishment. We exclude gain on debt extinguishment associated with the prepayment of our borrowings from certain of our non-GAAP financial measures because we believe that excluding this non-cash gain provides a meaningful supplemental information regarding our operational performance.
Income tax effect associated with acquisition and non-GAAP adjustments. We exclude the income tax effect associated with acquisition and non-GAAP adjustments from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.
There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:
Karen Sansot
ksansot@hq.bill.com

Press Contact:
Mark Heller
mheller@hq.bill.com

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,596,542	$509,615
Short-term investments	1,108,493	655,314
Accounts receivable, net	24,045	18,222
Acquired card receivables, net	256,392	147,093
Prepaid expenses and other current assets	151,258	67,195
Funds held for customers	3,142,660	2,208,598
Total current assets	6,279,390	3,606,037
Non-current assets:
Operating lease right-of-use assets, net	76,445	71,925
Property and equipment, net	56,985	48,902
Intangible assets, net	432,583	417,341
Goodwill	2,362,893	1,772,043
Other assets	47,730	52,925
Total assets	$9,256,026	$5,969,173

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,948	$11,904
Accrued compensation and benefits	29,004	20,287
Deferred revenue	31,868	12,848
Other accruals and current liabilities	120,080	72,022
Borrowings from credit facilities, net	75,097	—
Customer fund deposits	3,142,660	2,208,598
Total current liabilities	3,408,657	2,325,659
Non-current liabilities:
Deferred revenue	2,159	2,926
Operating lease liabilities	82,728	86,639
Borrowings from credit facilities, net	—	79,534
Convertible senior notes, net	1,697,985	909,847
Other long-term liabilities	20,803	34,978
Total liabilities	5,212,332	3,439,583
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,598,737	2,777,155
Accumulated other comprehensive loss	(10,217)	(100)
Accumulated deficit	(544,828)	(247,467)
Total stockholders' equity	4,043,694	2,529,590
Total liabilities and stockholders' equity	$9,256,026	$5,969,173

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three months ended June 30,		Year ended June 30,
	2022	2021 (2)	2022 (1)	2021 (2)
Revenue	$200,221	$78,273	$641,959	$238,265
Cost of revenue
Service costs (3)	33,269	16,931	105,496	56,576
Depreciation and amortization of intangible assets (4)	10,172	3,362	39,508	5,230
Total cost of revenue	43,441	20,293	145,004	61,806
Gross profit	156,780	57,980	496,955	176,459
Operating expenses
Research and development (3)	66,908	29,258	219,818	89,503
Sales and marketing (3)	102,484	25,840	307,151	67,935
General and administrative (3)	58,686	69,610	241,174	128,116
Depreciation and amortization of intangible assets (4)	12,057	3,991	45,630	4,872
Total operating expenses	240,135	128,699	813,773	290,426
Loss from operations	(83,355)	(70,719)	(316,818)	(113,967)
Other income (expense), net	(970)	(11,427)	(13,861)	(25,370)
Loss before provision for (benefit from) income taxes	(84,325)	(82,146)	(330,679)	(139,337)
Provision for (benefit from) income taxes	617	(40,284)	(4,318)	(40,617)
Net loss	$(84,942)	$(41,862)	$(326,361)	$(98,720)

Net loss per share attributable to common stockholders, basic and diluted	$(0.81)	$(0.48)	$(3.21)	$(1.19)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	104,439	86,965	101,753	82,813

______________________________________ (1) Includes the results of Invoice2go from the acquisition date on September 1, 2021.
(2) Includes the results of Divvy from the acquisition date on June 1, 2021.
(3) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Cost of revenue	$1,470	$967	$5,144	$2,938
Research and development	16,155	6,138	54,907	16,091
Sales and marketing	23,325	3,461	60,237	8,547
General and administrative	15,826	30,158	76,869	44,411
	$56,776	$40,724	$197,157	$71,987

(4) Depreciation expense does not include amortization of capitalized internal-use software costs.

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2022	2021 (2)	2022 (1)	2021 (2)
Cash flows from operating activities:
Net loss	$(84,942)	$(41,862)	$(326,361)	$(98,720)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	56,776	37,027	197,157	68,290
Amortization of intangible assets	19,768	5,659	75,977	5,659
Depreciation and amortization	2,460	1,694	9,161	4,443
Amortization of capitalized internal-use software costs	847	207	2,366	907
Amortization of debt discount (accretion of debt premium) and issuance costs	1,415	11,807	4,777	27,531
Amortization of premium (accretion of discount) on investments in marketable debt securities	1,347	2,722	11,386	4,692
Provision for losses on acquired card receivables	4,258	741	19,879	741
Non-cash operating lease expense	2,294	1,178	8,601	3,813
Deferred income taxes	616	(40,284)	(4,075)	(40,617)
Other	(726)	—	(726)	—
Changes in assets and liabilities:
Accounts receivable	2,814	(1,203)	(3,032)	(6,535)
Prepaid expenses and other current assets	(10,004)	6,855	(12,970)	706
Other assets	6,073	(726)	5,105	(12,525)
Accounts payable	664	6,490	(3,771)	7,417
Other accruals and current liabilities	(5,205)	22,922	7,460	22,980
Operating lease liabilities	(2,286)	613	(7,877)	8,395
Other long-term liabilities	(7,051)	16	(6,749)	592
Deferred revenue	408	3,930	5,599	6,854
Net cash (used in) provided by operating activities	(10,474)	17,786	(18,093)	4,623
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	(556,090)	(144,349)	(556,090)
Purchases of corporate and customer fund short-term investments	(625,570)	(584,271)	(2,801,697)	(2,070,296)
Proceeds from maturities of corporate and customer fund short-term investments	593,824	273,599	1,902,474	1,104,532
Proceeds from sale of corporate and customer fund short-term investments	5,000	23,593	55,744	142,665
Increase in acquired card receivables and other	(40,436)	(17,423)	(130,537)	(26,495)
Purchases of property and equipment	(1,619)	(1,840)	(5,377)	(18,902)
Capitalization of internal-use software costs	(2,850)	(1,266)	(10,259)	(2,304)
Proceeds from beneficial interest	6,699	—	6,699	—
Net cash used in investing activities	(64,952)	(863,698)	(1,127,302)	(1,426,890)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	—	—	1,341,122	—
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	—	—	560,075	1,129,379
Purchase of capped calls	—	—	(37,893)	(87,860)
Increase in customer fund deposits liability and other	149,846	278,365	970,889	563,291
Proceeds from line of credit borrowings	37,500	—	37,500	—
Payments on line of credit and bank borrowings	(40,000)	—	(40,000)	(2,300)
Proceeds from exercise of stock options	4,908	5,175	34,024	28,209
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	12,849	8,864
Net cash provided by financing activities	152,254	283,540	2,878,566	1,639,583
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(149)	—	(149)	—
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	76,679	(562,372)	1,733,022	217,316
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,466,036	2,372,065	1,809,693	1,592,377
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,542,715	$1,809,693	$3,542,715	$1,809,693

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:

Cash and cash equivalents	$1,596,542	$509,615	$1,596,542	$509,615
Restricted cash included in other current assets	85,252	10,977	85,252	10,977
Restricted cash included in other assets	6,724	6,875	6,724	6,875
Restricted cash and restricted cash equivalents included in funds held for customers	1,854,197	1,282,226	1,854,197	1,282,226
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,542,715	$1,809,693	$3,542,715	$1,809,693

______________________________________
(1) Includes the results of Invoice2go from the acquisition date on September 1, 2021.
(2) Includes the results of Divvy from the acquisition date on June 1, 2021.

BILL.COM HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Reconciliation of gross profit:
GAAP gross profit	$156,780	$57,980	$496,955	$176,459
Add:
Depreciation and amortization of intangible assets (1)	10,172	3,362	39,508	5,230
Stock-based compensation and related payroll taxes	1,534	1,075	5,599	3,309
Non-GAAP gross profit	$168,486	$62,417	$542,062	$184,998
GAAP gross margin	78.3%	74.1%	77.4%	74.1%
Non-GAAP gross margin	84.2%	79.7%	84.4%	77.6%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs.

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Reconciliation of operating expenses:
GAAP research and development expenses	$66,908	$29,258	$219,818	$89,503
Less - stock-based compensation and related payroll taxes	(16,681)	(6,466)	(57,760)	(17,397)
Non-GAAP research and development expenses	$50,227	$22,792	$162,058	$72,106

GAAP sales and marketing expenses	$102,484	$25,840	$307,151	$67,935
Less - stock-based compensation and related payroll taxes	(23,551)	(3,586)	(61,366)	(9,179)
Non-GAAP sales and marketing expenses	$78,933	$22,254	$245,785	$58,756

GAAP general and administrative expenses	$58,686	$69,610	$241,174	$128,116
Less:
Stock-based compensation and related payroll taxes	(16,191)	(30,570)	(81,307)	(46,308)
Acquisition and integration-related expenses	—	(15,471)	(10,985)	(15,471)
Non-GAAP general and administrative expenses	$42,495	$23,569	$148,882	$66,337

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Reconciliation of loss from operations:
GAAP loss from operations	$(83,355)	$(70,719)	$(316,818)	$(113,967)
Add:
Depreciation and amortization of intangible assets (1)	22,229	7,353	85,138	10,102
Stock-based compensation and related payroll taxes	57,957	41,697	206,032	76,193
Acquisition and integration-related expenses	—	15,471	10,985	15,471
Non-GAAP loss from operations	$(3,169)	$(6,198)	$(14,663)	$(12,201)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Reconciliation of net loss:
GAAP net loss	$(84,942)	$(41,862)	$(326,361)	$(98,720)
Add (less):
Depreciation and amortization of intangible assets (1)	22,229	7,353	85,138	10,102
Stock-based compensation and related payroll taxes	57,957	41,697	206,032	76,193
Acquisition and integration-related expenses	—	15,471	10,985	15,471
Amortization of debt discount (accretion of debt premium) and issuance costs	1,415	11,807	4,777	27,531
Gain on debt extinguishment	(566)	—	(566)	—
Income tax effect associated with acquisition and non-GAAP adjustments	616	(40,284)	(4,322)	(40,617)
Non-GAAP net loss	$(3,291)	$(5,818)	$(24,317)	$(10,040)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.81)	$(0.48)	$(3.21)	$(1.19)
Add (less):
Depreciation and amortization of intangible assets (1)	0.21	0.08	0.84	0.12
Stock-based compensation and related payroll taxes	0.55	0.47	2.02	0.92
Acquisition and integration-related expenses	—	0.18	0.11	0.19
Amortization of debt discount (accretion of debt premium) and issuance costs	0.02	0.14	0.05	0.33
Gain on debt extinguishment	(0.01)	—	(0.01)	—
Income tax effect associated with acquisition and non-GAAP adjustments	0.01	(0.46)	(0.04)	(0.49)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.07)	$(0.24)	$(0.12)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Shares used to compute GAAP and non-GAAP net loss per share attributable to common stockholders, basic and diluted	104,439	86,965	101,753	82,813

BILL.COM HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(10,474)	$17,786	$(18,093)	$4,623
Purchases of property and equipment	(1,619)	(1,840)	(5,377)	(18,902)
Capitalization of internal-use software costs	(2,850)	(1,266)	(10,259)	(2,304)
Free cash flow	$(14,943)	$14,680	$(33,729)	$(16,583)

BILL.COM HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	June 30, 2022	June 30, 2021
Remaining performance obligations to be recognized as revenue:
Within 2 years	$98,723	$28,075
Thereafter	51,567	117,760
Total	$150,290	$145,835